Extreme Networks Reports Preliminary Unaudited Fourth Quarter Fiscal Year 2014 Results

San Jose, Calif., July 21, 2014 - Extreme Networks, Inc. (Nasdaq: EXTR), a leading provider of high performance network solutions, today announced preliminary unaudited results for the quarter ended June 30, 2014, exceeding previously announced fourth quarter guidance.
GAAP revenue for Q4’14 is expected to be in the range of $153 million to $155 million, compared to guidance of $143 million to $148 million. Non-GAAP revenue is expected to be in the range of $154 million to $156 million, compared to guidance of $145 million to $150 million. GAAP gross margin is expected to be in the range of 52.5% to 53.5% compared to guidance of approximately 50%. Non-GAAP gross margin is expected to be in the range of 56.5% to 57.5% compared to previous guidance of 55%. GAAP operating expenses are expected to be in the range of $95 to $96.5 million compared to guidance of $89 to $92 million. Non-GAAP operating expenses are expected to be in the range of $77.5 to $79 million which is slightly above previous guidance of $76 to $78 million. GAAP net loss is expected to be between $0.16 and $0.18 per diluted share, compared to GAAP net loss guidance of $0.16 to $0.20 per diluted share. Non-GAAP net income is expected to be between $0.06 and $0.08 per diluted share, compared to guidance of $0.02 to $0.04 per diluted share. The anticipated results in this press release are based on management's preliminary unaudited analysis of operations for the quarter ended June 30, 2014. Extreme Networks is announcing these anticipated unaudited preliminary results in part because the release of the final fourth quarter 2014 earnings report will be delayed due to the time required to complete its first year-end financial close and audit process since the Enterasys acquisition.
“I am pleased with the strong results that the team at Extreme delivered to close out our first year as a combined company. We saw better than expected results in North America, driven by several NFL stadium wins, as well as full year and quarter over quarter growth in the EMEA region. Our integration remains ahead of plan as we continue to execute against key Company operational and financial milestones, including successfully completing our ERP integration in early July, two months ahead of schedule,” stated Charles Berger, president and CEO.
The estimates for non-GAAP revenue for the quarter ended June 30, 2014 include purchase accounting adjustments for deferred revenue of approximately $1.6 million related to our acquisition of Enterasys Networks. The estimates for non-GAAP gross margin include adjustments of approximately $4 million for amortization of intangibles, approximately $2 million for purchase accounting adjustments and approximately $1 million stock based compensation expense. The estimate for non-GAAP operating expenses exclude $11 to $12 million for amortization of intangibles and integration expenses related to our acquisition of Enterasys as well as stock based compensation expenses of $5 to $6 million and executive officer transition expenses of approximately $1 million.
Company revises release of final Q4’14 results to Thursday, August 14, 2014
Extreme will release and discuss its final results for the fourth quarter ending June 30, 2014, on Thursday, August 14, 2014, in a press release and conference call after the close of market. The toll-free dial in phone number is 877-303-9826 and the number dial in from an international location is 224-357-2194; the call ID is 74641489. A live webcast of the earnings conference call will be made available after the conference call on the Extreme Investor Relations website at http://investor.extremenetworks.com/. The conference call and webcast will include forward looking information.
About Extreme Networks
Extreme Networks, Inc. (NASDAQ: EXTR) is setting a new standard for superior customer experience by delivering network-powered innovation and market leading service and support. Extreme delivers high-performance switching and routing products for data center and core-to-edge networks, wired/wireless LAN access, and unified network management and control. Our award-winning solutions include software-defined networking (SDN), cloud and high-density Wi-Fi, BYOD and enterprise mobility, identity access management and security. Extreme Networks is headquartered in San Jose, CA and has more than 12,000 customers in over 80 countries. For more information, visit  http://www.extremenetworks.com.

Extreme Networks and the Extreme Networks logo are either trademarks or registered trademarks of Extreme Networks, Inc. in the United States and/or other countries. All other names are the property of their respective owners.
Non-GAAP Financial Measures
Extreme Networks provides all financial information required in accordance with generally accepted accounting principles (GAAP). The Company is providing with this press release non-GAAP net income/(loss) and non-GAAP operating income/(loss). In preparing non-GAAP information, the Company has excluded, where applicable, the impact of acquisition and integration costs, purchase accounting adjustments, amortization of acquired intangibles, restructuring charges, executive transition costs, share-based compensation, gain on sale of facilities and litigation settlements.  The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company and the Company's marketplace performance. In particular, management finds it useful to exclude these items in order to more readily correlate the Company's operating activities with the Company's ability to generate cash from operations. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating the Company's historical performance and in planning its future business activities. Please note that the Company's non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company's financial information presented in accordance with GAAP.  The Company has provided a non-GAAP reconciliation of the results for the period presented in this release, which are adjusted to exclude acquisition and integration costs, purchase accounting adjustments, amortization of acquired intangibles, restructuring charges, share-based compensation expense, and executive transition expenses. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company's ongoing performance as a business. Extreme Networks uses both GAAP and non-GAAP measures to evaluate and manage its operations.
Forward Looking Statements:
Actual results, including with respect to the Company's financial targets and general business prospects, could differ materially due to a number of factors, including the risks that:

•	The Company may not achieve targeted revenues for the Company's products and services given increasing price competition and product technology developments in key network switching equipment markets;

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The Company may be unable to effectively integrate the businesses of Extreme Networks and Enterasys Networks, both in terms of customer acceptance of combined product lines as well as the need to align the Company's cost structure to meet the company's financial goals, including controlling expenses, and meeting financial covenants as part of the Company's debt financing used to acquire Enterasys Networks;

•	The Company may not accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as it experiences wide fluctuations in supply and demand;

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The Company is dependent on third parties to manufacture its products and any potential production delays could preclude the Company from shipping sufficient quantities to meet customer orders or could result in higher production costs and lower margins;

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Ongoing uncertainty in global economic conditions, infrastructure development or customer demand could negatively affect product demand, collectability of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments;

•	The Company may be unable to complete development and commercialization of products under development, such as its pipeline of new network switches and related software;

•	The Company may be adversely affected by ongoing litigation.
The matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this release. Because such statements deal with future events, they are subject to risks and uncertainties. Other important factors that could cause actual results to differ materially are contained in the Company's 10-Qs and 10-Ks that are on file with the Securities and Exchange Commission. http://www.sec.gov. More information about potential factors that could affect the Company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Risk Factors," which are on file with the Securities and Exchange Commission.  Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Extreme Networks disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.